UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 8, 2007

Dell Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-17017 (Commission File Number)	74-2487834 (IRS Employer Identification No.)
One Dell Way, Round Rock, Texas 78682
(Address of principal executive offices) (zip code)
Registrant’s telephone number, including area code: (512) 338-4400
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)	On March 8, 2007, the Compensation Committee of the Board of Directors approved annual base salary adjustments for certain executive officers. Those adjustments included a base salary increase from $700,000 to $775,000 for Donald J. Carty, Vice Chairman and Chief Financial Officer, and a base salary increase from $600,000 to $700,000 for Paul D. Bell, Senior Vice President, Americas. No other named executive officer (determined by reference to Dell’s proxy statement, dated June 5, 2006) received a base salary adjustment.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
(a)	On March 8, 2007, the company’s Board of Directors approved amendments to Article VII of the company ‘s Bylaws. These amendments clarify that the company may issue and transfer uncertificated shares of its common stock in addition to certificated shares. This amendment is in response to rules of the NASDAQ Stock Market requiring all traded stock be eligible for direct share registration. The company’s Bylaws, as amended by the company’s Board of Directors on March 8, 2007, are attached as Exhibit 3.1 hereto.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit 3.1 — Restated Bylaws, as amended and effective March 8, 2007

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELL INC.
Date: March 12, 2007	By:	/s/ Lawrence P. Tu
Lawrence P. Tu
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
No.	Description of Exhibit

3.1	Restated Bylaws, as amended and effective March 8, 2007.

4